EM

Protext Mobility, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 74371E 10 5

This is to certify that

is the owner of

fully paid and non-assessable shares of Common Stock, par value $0.0001 per share, of

Protext Mobility, Inc.

CERTIFICATE OF STOCK

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CHIEF FINANCIAL OFFICER

PROTEXT MOBILITY, INC. CORPORATE SEAL 2001 DELAWARE

CHIEF EXECUTIVE OFFICER

Countersigned and Registered:
American Stock Transfer & Trust Company, LLC
(New York, NY)
Transfer Agent and Registrar

By

Authorized Signature

ABnote North America
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: DENISE LITTLE 931-490-1706

PROOF OF: DECEMBER 29, 2010
PROTEXT MOBILITY, INC.
WO 2917 LOT 1
OPERATOR: JB
Rev 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.